                         ENERGY BIOSYSTEMS CORPORATION

                                                                    EXHIBIT 11.1

             STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS


        The following schedules reflect the information used in calculating the number of shares in the computation of net loss per share for each of the periods set forth in the Statements of Operations.

                         ENERGY BIOSYSTEMS CORPORATION

                        COMPUTATION OF PER SHARE EARNINGS

FOR THE SIX MONTHS ENDED JUNE 30, 1996

WEIGHTED AVERAGE SHARES OUTSTANDING:

   TOTAL                        # DAYS
  SHARES                       OUTSTANDING
- ------------------------------------------
10,584,268           x             23 =      243,438,164
11,107,568           x             14 =      155,505,952
11,139,268           x             27 =      300,760,236
11,140,768           x              8 =       89,126,144
11,142,868           x             55 =      612,857,740
11,301,975           x             28 =      316,455,300
11,302,025           x             16 =      180,832,400
11,303,525           x              7 =       79,124,675
11,309,295           x              1 =       11,309,295
11,309,355           x              3 =       33,928,065
                               --------   ---------------
                                   91      2,023,337,971  / 91=   11,117,242
                                                                  ==========

FOR THE SIX MONTHS ENDED JUNE 30, 1996

LOSS PER SHARE:

Net Loss plus dividend accrual
 plus accretion of offering costs          ($5,064,031)=              ($0.46)
                                          ------------            ==========
   Weighted Avg. Shares                     11,117,242


                         ENERGY BIOSYSTEMS CORPORATION


                       COMPUTATION OF PER SHARE EARNINGS

FOR THE QUARTER ENDED JUNE 30, 1996

WEIGHTED AVERAGE SHARES OUTSTANDING:

    TOTAL                  # DAYS
   SHARES                OUTSTANDING
- ------------------------------------
11,142,868    x             36 =      401,143,248
11,301,975    x             28 =      316,455,300
11,302,025    x             16 =      180,832,400
11,303,525    x              7 =       79,124,675
11,309,295    x              1 =       11,309,295
11,309,355    x              3 =       33,928,065
                    ----------       ------------
                            90        902,254,710  / 91 =  11,239,483
                                                           ==========

FOR THE QUARTER ENDED JUNE 30, 1996

LOSS PER SHARE:

Net Loss plus dividend accrual
 plus accretion of offering costs     ($2,560,952)=            ($0.23)
                                      -----------          ==========
   Weighted Avg. Shares                11,239,483


                        ENERGY BIOSYSTEMS CORPORATION

                       COMPUTATION OF PER SHARE EARNINGS

FOR THE SIX MONTHS ENDED JUNE 30, 1995

WEIGHTED AVERAGE SHARES OUTSTANDING:

    TOTAL                   # DAYS
   SHARES                  OUTSTANDING
- --------------------------------------
 9,988,409     x                2  =      19,976,818
 9,998,409     x               28  =     279,955,452
 9,999,404     x                4  =      39,997,616
10,000,604     x                4  =      40,002,416
10,040,604     x               16  =     160,649,664
10,041,604     x                1  =      10,041,604
10,046,604     x               62  =     622,889,448
10,228,645     x               21  =     214,801,545
10,233,645     x               43  =     440,046,735
                         --------      -------------
                              181      1,828,361,298  / 91  =  10,101,444
                                                               ==========

FOR THE SIX MONTHS ENDED JUNE 30, 1995

LOSS PER SHARE:

Net Loss plus dividend accrual
 plus accretion of offering costs      ($4,720,843)=               ($0.47
                                        -----------             ==========
   Weighted Avg. Shares                 10,101,444


                         ENERGY BIOSYSTEMS CORPORATION

                       COMPUTATION OF PER SHARE EARNINGS

FOR THE THREE MONTHS ENDED JUNE 30, 1995

WEIGHTED AVERAGE SHARES OUTSTANDING:

      TOTAL                  # DAYS
     SHARES                OUTSTANDING
- --------------------------------------
   10,046,604        x         27 =      271,258,308
   10,228,645        x         21 =      214,801,545
   10,233,645        x         43 =      440,046,735
                         --------       ------------
                               91        926,106,588  / 91  =  10,176,995
                                                               ==========

FOR THE THREE MONTHS ENDED JUNE 30, 1995

LOSS PER SHARE:

Net Loss plus dividend accrual
 plus accretion of offering costs        ($2,129,003)       =      ($0.21)
                                        ------------           ==========
   Weighted Avg. Shares                   10,176,995
